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                                                        EXHIBIT 99.N5


                  CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS


We consent to the incorporation by reference in the registration statement of Medallion Financial Corp. on Form N-2 of our report dated October 24, 1995, on our audit of the Statement of Operations of Transportation Capital Corp. (a New York corporation), and the related statements of shareholders' equity and cash flows for the year ended December 31, 1994, which report is included in the Annual Report on Form 10K.

                                        COOPERS & LYBRAND L.L.P.

New York, New York
April 8, 1997